Exhibit 23
                                   ----------





                           CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88622) of our report dated September 20, 2004, except for note 22 which is dated October 12, 2004 which report is included in the Form 10-KSB of Groen Brothers Aviation, Inc. for the year ended June 30, 2004.



/s/ Tanner + Co.



Salt Lake City, Utah
October 13, 2004